                                   EXHIBIT 99


         Information from Reports furnished to Insurance Regulatory Authorities for American Bankers Insurance Group, Inc., Domestic Property and Casualty Subsidiaries.


       Note: This Exhibit has been submitted in Paper Format on Form SE.
                 (pursuant to Rule 311(c) of Regulation S-T)


                                     E - 7